Exhibit 99.1

Bill.com Reports Second Quarter Fiscal 2022 Financial Results

•
Q2 Core Revenue Increased 197% Year-Over-Year
•
Q2 Organic Core Revenue Increased 85% Year-Over-Year
•
Q2 Transaction Fees Increased 313% Year-Over-Year
•
Q2 Organic Transaction Fees Increased 121% Year-Over-Year

SAN JOSE, Calif. – February 3, 2022 – Bill.com (NYSE: BILL), a leading provider of cloud-based software that simplifies, digitizes, and automates complex back-office financial operations for small and midsize businesses (SMBs), today announced financial results for the second fiscal quarter ended December 31, 2021.

“We continued to see strong growth across our business in the second quarter and delivered accelerated revenue growth at a meaningful scale,” said René Lacerte, Bill.com CEO and Founder. “During the quarter, we helped hundreds of thousands of businesses transform their financial back office and transact more than $55 billion in payments. We remain focused on creating value for small businesses and are delivering product innovations at an increasing cadence.”

“We’re very pleased with our strong revenue growth in the second quarter, especially organic core revenue growth of 85% year-over-year and Divvy spend management revenue growth of 188% year-over-year,” said John Rettig, Bill.com CFO. “During the quarter, we also expanded our gross margin and continued to drive efficiencies, resulting in a lower-than-expected non-GAAP net loss. Continued platform innovation, our efficient go-to-market ecosystem, and disciplined investing drove our strong results.”

Bill.com’s reported financial results for the second quarter fiscal 2022 include the results of Divvy and Invoice2go. Organic results exclude the impact of Divvy and Invoice2go.

Financial highlights for the second quarter of fiscal 2022:

•
Total revenue was $156.5 million, an increase of 190% from the second quarter of fiscal 2021.
•
Core revenue, which consists of subscription and transaction fees, was $155.5 million, an increase of 197% year-over-year. Organic core revenue was $97.0 million, up 85% year-over-year, and excluded Divvy and Invoice2go revenue of $58.5 million.
o
Subscription fees were $49.2 million, up 85% year-over-year. Organic subscription fees were $40.3 million, up 51% year-over-year, and excluded Divvy and Invoice2go fees of approximately $8.9 million.
o
Transaction fees were $106.3 million, up 313% year-over year. Organic transaction fees were $56.8 million, up 121% year-over-year, and excluded Divvy and Invoice2go fees of $49.5 million.
•
Gross profit was $122.1 million, representing a 78.0% gross margin, compared to $40.1 million, or a 74.1% gross margin, in the second quarter of fiscal 2021. Non-GAAP gross profit was $133.5 million, representing a 85.3% non-GAAP gross margin, compared to $41.4 million, or a 76.6% non-GAAP gross margin in the second quarter of fiscal 2021.
•
Loss from operations was $76.1 million, compared to a loss from operations of $14.2 million in the second quarter of fiscal 2021. Non-GAAP income from operations was $3.4 million, compared to a non-GAAP loss from operations of $1.6 million in the second quarter of fiscal 2021.
•
Net loss was $80.4 million, or ($0.78) per share, basic and diluted, compared to net loss of $17.2 million, or ($0.21) per share, basic and diluted, in the second quarter of fiscal 2021. Non-GAAP net loss was $220,000, or ($0.00) per share, basic and diluted, compared to non-GAAP net loss of $1.1 million, or ($0.01) per share, basic and diluted, in the second quarter of fiscal 2021.

Business Highlights and Recent Developments

The metrics listed below identified as Bill.com metrics exclude the results of Divvy and Invoice2go.

•
Served 135,000 Bill.com customers as of the end of the second quarter. Also served 15,500 spending businesses that used Divvy and 223,000 subscribers that used Invoice2go.
•
Processed $56.4 billion in total payment volume (TPV) for Bill.com customers in the second quarter, an increase of 62% year-over-year. Also processed $1.9 billion in card payment volume for Divvy.
•
Processed 9.8 million transactions during the second quarter through the Bill.com platform, representing an increase of 35% year-over-year. In addition, processed 5.3 million Divvy card transactions.
•
Welcomed seasoned technology executive, Sarah Acton, as our Chief Marketing Officer.
•
Appointed Divvy CEO and co-founder, Blake Murray, to Chief Revenue Officer of Bill.com.

Financial Outlook

We are providing the following guidance for the fiscal third quarter ending March 31, 2022 and the full fiscal year ending June 30, 2022.

	Q3 FY22 Guidance	FY22 Guidance
Total revenue (millions)	$157.0 – $158.0	$597.0 – $600.0
Year-over-year total revenue growth	163% – 164%	151% – 152%
Non-GAAP net loss (millions)	($16.9) – ($15.9)	($47.2) – ($44.2)
Non-GAAP net loss per share	($0.16) – ($0.15)	($0.46) – ($0.43)

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Bill.com has not provided a reconciliation of non-GAAP net loss or non-GAAP net loss per share guidance measures to the most directly comparable GAAP measures because certain items excluded from GAAP cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Conference Call and Webcast Information

In conjunction with this announcement, Bill.com will host a conference call for investors at 1:30 p.m. PT (4:30 p.m. ET) today to discuss fiscal second quarter results and our outlook for the fiscal third quarter ending March 31, 2022 and full fiscal year ending June 30, 2022. The live webcast and a replay of the webcast will be available at the Investor Relations section of Bill.com’s website: https://investor.bill.com/events-and-presentations/default.aspx.

About Bill.com

Bill.com is a leading provider of cloud-based software that simplifies, digitizes, and automates complex, back-office financial operations for small and midsize businesses. Customers use the Bill.com platform to manage end-to-end financial workflows and to process payments. The Bill.com AI-enabled, financial software platform creates connections between businesses and their suppliers and clients. It helps manage cash inflows and outflow. The company partners with several of the largest U.S. financial institutions, the majority of the top 100 U.S. accounting firms, and popular accounting software providers. Bill.com is headquartered in San Jose, California. For more information visit www.bill.com.

Note on Forward-Looking Statements

This press release and the accompanying conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements other than statements of historical facts, and statements in the future tense. Forward-looking statements are based on our expectations as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. These statements include, but are not limited to, statements regarding our expectations of future performance, including guidance for our revenue and net loss for the fiscal third quarter ending March 31, 2022 and our fiscal year ending June 30, 2022, our expectations for the growth of demand on our platform and the expansion of our customers’ utilization of our services. These risks and uncertainties include, but are not limited to, the coronavirus pandemic (COVID-19), variants thereof, and their impact on our employees, customers, strategic partners, vendors, results of operations, liquidity and financial condition and on supply chains and labor markets, our history of operating losses, our recent rapid growth, the large sums of customer funds that we transfer daily, the risk of loss, errors and fraudulent activity, the market, interest rate, foreign exchange and other conditions that the customer funds we hold in trust are subject to, our ability to attract new customers and convert trial customers into paying customers, our ability to develop new products and services, increased competition or new entrants in the marketplace, potential impacts of acquisitions and investments, including our ability to integrate Divvy and Invoice2go, our accounting for and internal controls related to Divvy and Invoice2go operating results, changes in staffing levels, and other risks detailed in registration statements and periodic reports we file with the SEC, including our quarterly and annual reports, which may be obtained on the Investor Relations section of Bill.com’s website (https://investor.bill.com/financials/sec-filings/default.aspx) and on the SEC website at www.sec.gov. You should not rely on these forward-looking statements, as actual results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof. We assume no obligation to update or revise the forward-looking statements contained in this press release or the accompanying conference call because of new information, future events, or otherwise.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share, basic and diluted. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Items excluded from non-GAAP gross margin include amortization of intangible assets, stock-based compensation, employer payroll taxes related to employee stock-based compensation and depreciation expense. Items excluded from non-GAAP operating expenses include amortization of intangible assets, stock-based compensation, employer payroll taxes related to employee stock-based compensation, depreciation expense, and acquisition and integration-related expenses. Items excluded from non-GAAP net loss and non-GAAP net loss per share include stock-based compensation expense, employer payroll taxes related to employee stock-based compensation, depreciation expense, amortization of intangible assets, acquisition and integration-related expenses, amortization of debt discount (and accretion of debt premium) and issuance costs, and income tax associated with acquisition and non-GAAP adjustments. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

Beginning the quarter ended March 31, 2021, we changed our method of calculating certain non-GAAP financial measures by removing the adjustments related to the capitalized service costs, capitalized internal-use software, capitalized sales commissions, and the associated amortization expenses. These changes are reflected in our non-GAAP financial measures for the quarter ended December 31, 2021. In addition, our non-GAAP financial measures for the quarter ended December 31, 2020 were also adjusted to conform to the current quarter presentation. These changes are further described in the reconciliation of GAAP to non-GAAP financial measures below.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock- based compensation expenses using a variety of valuation methodologies and subjective assumptions.

Employer payroll taxes related to employee stock-based compensation. We exclude payroll tax expense related to employee stock-based transactions because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, this expense is dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of our business. Employer payroll tax expense related to employee stock-based compensation was not material for all periods prior to June 30, 2020; therefore, it was excluded from those prior periods.

Depreciation expense. We exclude depreciation expenses from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance.

Amortization of intangible assets. We exclude amortization of intangible assets from certain of our non-GAAP financial measures because we believe that excluding this non-cash expense provides meaningful supplemental information regarding our operational performance.

Acquisition and integration-related expenses. We exclude acquisition and integration-related expenses from certain of our non-GAAP financial measures because these costs would have not otherwise been incurred in the normal course of our business operations. In addition, we believe that acquisition and integration-related expenses are non-recurring charges unique to a specific acquisition. Although we may engage in future acquisitions, such acquisitions and the associated acquisition and integration-related expenses are considered unique and not comparable to other acquisitions.

Amortization of debt discount (accretion of debt premium) and issuance costs. We exclude amortization of debt discount and issuance costs associated with our issuance of our convertible senior notes and accretion of debt premium associated with our credit agreements from certain of our non-GAAP financial measures because we believe that excluding this non-cash interest expense provides meaningful supplemental information regarding our operational performance.

Income tax effect associated with acquisition and non-GAAP adjustments. We exclude the income tax effect associated with acquisition and non-GAAP adjustments from certain of our non-GAAP financial measures because we believe that excluding this provides meaningful supplemental information regarding our operational performance.

There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

Free Cash Flow

Free cash flow is a non-GAAP measure that we calculate as net cash used in operating activities, increased by purchases of property and equipment and capitalization of internal-use software costs. We believe free cash flow is an important liquidity measure of the cash (if any) that is available, after capital expenditures, for operational expenses and investment in our business. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. One limitation of free cash flow is that it does not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

IR Contact:

Karen Sansot

ksansot@hq.bill.com

Press Contact:

Oriana Branon

obranon@hq.bill.com

619-997-0299

BILL.COM HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	December 31,	June 30,
	2021	2021
ASSETS
Current assets:
Cash and cash equivalents	$1,672,166	$509,615
Short-term investments	1,117,170	655,314
Accounts receivable, net	24,433	18,222
Acquired card receivables, net	213,414	147,093
Prepaid expenses and other current assets	84,718	67,195
Funds held for customers	3,380,395	2,208,598
Total current assets	6,492,296	3,606,037
Non-current assets:
Operating lease right-of-use assets, net	76,807	71,925
Property and equipment, net	52,691	48,902
Intangible assets, net	472,120	417,341
Goodwill	2,363,109	1,772,043
Other assets	53,935	52,925
Total assets	$9,510,958	$5,969,173

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,770	$11,904
Accrued compensation and benefits	21,146	20,287
Deferred revenue	30,487	12,848
Other accruals and current liabilities	87,578	72,022
Convertible senior notes, net	1,133,825	—
Customer fund deposits	3,380,395	2,208,598
Total current liabilities	4,665,201	2,325,659
Non-current liabilities:
Deferred revenue	2,322	2,926
Operating lease liabilities	83,547	86,639
Borrowing from credit facilities, net	78,713	79,534
Convertible senior notes, net	560,788	909,847
Other long-term liabilities	27,060	34,978
Total liabilities	5,417,631	3,439,583
Commitments and contingencies
Stockholders' equity:
Common stock	2	2
Additional paid-in capital	4,468,341	2,777,155
Accumulated other comprehensive loss	(1,850)	(100)
Accumulated deficit	(373,166)	(247,467)
Total stockholders' equity	4,093,327	2,529,590
Total liabilities and stockholders' equity	$9,510,958	$5,969,173

BILL.COM HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands except per share amounts)

	Three months ended December 31,		Six months ended December 31,
	2021 (1)	2020	2021 (1) (3)	2020
Revenue	$156,478	$54,045	$274,827	$100,254
Cost of revenue (2)	34,386	13,973	64,221	26,079
Gross profit	122,092	40,072	210,606	74,175
Operating expenses
Research and development (2)	51,954	20,486	94,426	38,272
Sales and marketing (2)	80,817	14,174	143,129	27,082
General and administrative (2)	65,396	19,583	123,331	36,773
Total operating expenses	198,167	54,243	360,886	102,127
Loss from operations	(76,075)	(14,171)	(150,280)	(27,952)
Other expenses, net	(5,000)	(3,341)	(8,475)	(2,511)
Loss before benefit from income taxes	(81,075)	(17,512)	(158,755)	(30,463)
Benefit from income taxes	(635)	(333)	(4,056)	(333)
Net loss	$(80,440)	$(17,179)	$(154,699)	$(30,130)

Net loss per share attributable to common stockholders, basic and diluted	$(0.78)	$(0.21)	$(1.56)	$(0.37)
Weighted-average number of common shares used to compute net loss per share attributable to common stockholders, basic and diluted	102,910	81,519	99,401	80,868
____________________________________
(1) Includes the results of Divvy and Invoice2go.

(2) Includes stock-based compensation expense as follows:
Cost of revenue	$1,285	$642	$2,412	$1,243
Research and development	14,280	3,246	24,840	6,315
Sales and marketing	11,039	1,871	19,153	3,375
General and administrative	23,080	4,930	41,166	9,650
	$49,684	$10,689	$87,571	$20,583

(3) We adopted ASU 2021-08, Business Combinations (Topic 805)—Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which resulted in adjustments to increase revenue by $1.9 million and decrease net loss by $1.4 million during the three months ended September 30, 2021 and the six months ended December 31, 2021 due to the recognition of incremental revenue earned from contract liabilities assumed with the acquisition of Invoice2go, Inc.

BILL.COM HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three months ended December 31,		Six months ended December 31,
	2021 (1)	2020	2021 (1)	2020
Cash flows from operating activities:
Net loss	$(80,440)	$(17,179)	$(154,699)	$(30,130)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,635	999	5,023	1,924
Stock-based compensation	49,684	10,689	87,571	20,583
Amortization of debt discount (accretion of debt premium) and issuance costs	1,399	3,905	1,955	3,905
Amortization of intangible assets	19,768	—	36,440	—
Amortization of premium (accretion of discount) on investments in marketable debt securities	3,781	677	6,638	723
Non-cash operating lease expense	2,123	912	4,083	1,677
Provision for losses on acquired card receivables	5,486	—	9,535	—
Deferred income taxes	(399)	(333)	(3,822)	(333)
Changes in assets and liabilities:
Accounts receivable	(4,618)	(1,995)	(3,420)	(2,785)
Prepaid expenses and other current assets	(14,868)	(6,706)	(8,547)	(4,768)
Other assets	286	(4,483)	(1,099)	(11,267)
Accounts payable	(1,291)	(200)	(2,023)	1,366
Other accruals and current liabilities	6,500	4,492	(11,430)	(13)
Operating lease liabilities	(2,160)	1,166	(2,952)	6,930
Other long-term liabilities	(1,577)	(765)	(1,698)	573
Deferred revenue	761	(406)	4,381	32
Net cash used in operating activities	(12,930)	(9,227)	(34,064)	(11,583)
Cash flows from investing activities:
Cash paid for acquisition, net of acquired cash and cash equivalents	(89)	—	(144,541)	—
Purchases of corporate and customer fund short-term investments	(843,867)	(358,097)	(1,452,419)	(701,442)
Proceeds from maturities of corporate and customer fund short-term investments	348,947	256,827	667,854	501,159
Proceeds from sale of corporate and customer fund short-term investments	27,510	2,000	44,744	35,286
Increase in other receivables included in funds held for customers	(7,289)	1,541	(8,235)	19
Increase in acquired card receivables	(37,507)	—	(69,224)	—
Purchases of property and equipment	(1,063)	(7,742)	(2,467)	(13,636)
Capitalization of internal-use software costs	(2,081)	(346)	(5,023)	(660)
Net cash used in investing activities	(515,439)	(105,817)	(969,311)	(179,274)
Cash flows from financing activities:
Proceeds from issuance of common stock upon public offering, net of underwriting discounts and other offering costs	(445)	—	1,341,152	—
Proceeds from issuance of convertible senior notes, net of discounts and issuance costs	(2,629)	1,129,603	560,075	1,129,603
Purchase of capped call	—	(87,860)	(37,893)	(87,860)
Increase in customer fund deposits liability	947,874	548,777	1,171,797	573,430
Proceeds from exercise of stock options	14,448	8,480	22,784	17,442
Proceeds from issuance of common stock under the employee stock purchase plan	—	—	5,726	4,327
Other	(69)	—	(351)	(664)
Net cash provided by financing activities	959,179	1,599,000	3,063,290	1,636,278
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	97	—	(75)	—
Net increase in cash, cash equivalents, restricted cash, and restricted cash equivalents	430,907	1,483,956	2,059,840	1,445,421
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	3,438,625	1,553,842	1,809,692	1,592,377
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$3,869,532	$3,037,798	$3,869,532	$3,037,798

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents within the condensed consolidated balance sheets to the amounts shown in the condensed consolidated statements of cash flows above:

Cash and cash equivalents	$1,672,166	$1,568,684	$1,672,166	$1,568,684
Restricted cash included in other current assets	16,364	119	16,364	119
Restricted cash included in other assets	6,724	—	6,724	—
Restricted cash and restricted cash equivalents included in funds held for customers	2,174,278	1,468,995	2,174,278	1,468,995
Total cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$3,869,532	$3,037,798	$3,869,532	$3,037,798

(1) Includes the results of Divvy and Invoice2go.

BILL.COM HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands except percentages and per share amounts)

	Three months ended December 31,		Six months ended December 31,
	2021	2020 (2)	2021 (1)	2020 (2)
Reconciliation of gross profit:
GAAP gross profit	$122,092	$40,072	$210,606	$74,175
Add:
Amortization of intangible assets	9,285	—	17,686	—
Stock-based compensation expense	1,285	642	2,412	1,243
Payroll taxes related to stock-based compensation expense	89	98	252	143
Depreciation expense	763	589	1,484	1,069
Non-GAAP gross profit	$133,514	$41,401	$232,440	$76,630
GAAP gross margin	78.0%	74.1%	76.6%	74.0%
Non-GAAP gross margin	85.3%	76.6%	84.6%	76.4%

	Three months ended December 31,		Six months ended December 31,
	2021	2020 (2)	2021 (1)	2020 (2)
Reconciliation of operating expenses:
GAAP research and development expenses	$51,954	$20,486	$94,426	$38,272
Less:
Stock-based compensation expense	(14,280)	(3,246)	(24,840)	(6,315)
Payroll taxes related to stock-based compensation expense	(659)	(303)	(1,241)	(574)
Depreciation expense	(577)	(40)	(1,165)	(99)
Non-GAAP research and development expenses	$36,438	$16,897	$67,180	$31,284

GAAP sales and marketing expenses	$80,817	$14,174	$143,129	$27,082
Less:
Amortization of intangible assets	(10,483)	—	(18,754)	—
Stock-based compensation expense	(11,039)	(1,871)	(19,153)	(3,375)
Payroll taxes related to stock-based compensation expense	(288)	(171)	(483)	(303)
Depreciation expense	(437)	(23)	(850)	(59)
Non-GAAP sales and marketing expenses	$58,570	$12,109	$103,889	$23,345

GAAP general and administrative expenses	$65,396	$19,583	$123,331	$36,773
Less:
Stock-based compensation expense	(23,080)	(4,930)	(41,166)	(9,650)
Payroll taxes related to stock-based compensation expense	(2,343)	(533)	(3,385)	(1,038)
Depreciation expense	(432)	(103)	(851)	(209)
Acquisition and integration-related expenses	(4,417)	—	(10,742)	—
Non-GAAP general and administrative expenses	$35,124	$14,017	$67,187	$25,876

	Three months ended December 31,		Six months ended December 31,
	2021	2020 (2)	2021 (1)	2020 (2)
Reconciliation of loss from operations:
GAAP loss from operations	$(76,075)	$(14,171)	$(150,280)	$(27,952)
Add:
Amortization of intangible assets	19,768	—	36,440	—
Stock-based compensation expense	49,684	10,689	87,571	20,583
Payroll taxes related to stock-based compensation expense	3,379	1,105	5,361	2,058
Depreciation expense	2,209	755	4,350	1,436
Acquisition and integration-related expenses	4,417	—	10,742	—
Non-GAAP income (loss) from operations	$3,382	$(1,622)	$(5,816)	$(3,875)

	Three months ended December 31,		Six months ended December 31,
	2021	2020 (2)	2021 (1)	2020 (2)
Reconciliation of net loss:
GAAP net loss	$(80,440)	$(17,179)	$(154,699)	$(30,130)
Add (less):
Amortization of intangible assets	19,768	—	36,440	—
Stock-based compensation expense	49,684	10,689	87,571	20,583
Payroll taxes related to stock-based compensation expense	3,379	1,105	5,361	2,058
Depreciation expense	2,209	755	4,350	1,436
Acquisition and integration-related expenses	4,417	—	10,742	—
Amortization of debt discount (accretion of debt premium) and issuance costs	1,399	3,905	1,955	3,905
Income tax effect associated with acquisition and non-GAAP adjustments	(636)	(333)	(4,059)	(333)
Non-GAAP net loss	$(220)	$(1,058)	$(12,339)	$(2,481)

	Three months ended December 31,		Six months ended December 31,
	2021	2020 (2)	2021 (1)	2020 (2)
Reconciliation of net loss per share attributable to common stockholders, basic and diluted
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.78)	$(0.21)	$(1.56)	$(0.37)
Add (less):
Amortization of intangible assets	0.19	—	0.37	—
Stock-based compensation expense	0.48	0.13	0.88	0.25
Payroll taxes related to stock-based compensation expense	0.03	0.01	0.05	0.03
Depreciation expense	0.03	0.01	0.05	0.01
Acquisition and integration-related expenses	0.04	—	0.11	—
Amortization of debt discount (accretion of debt premium) and issuance costs	0.01	0.05	0.02	0.05
Income tax effect associated with acquisition and non-GAAP adjustments	—	—	(0.04)	—
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$—	$(0.01)	$(0.12)	$(0.03)

	Three months ended December 31,		Six months ended December 31,
	2021	2020 (2)	2021 (1)	2020 (2)
Shares used to compute GAAP and non-GAAP net loss per share attributable to common stockholders, basic and diluted	102,910	81,519	99,401	80,868

_______________________

(1) We adopted ASU 2021-08, Business Combinations (Topic 805)—Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which resulted in adjustments to increase revenue by $1.9 million and decrease net loss by $1.4 million during the three months ended September 30, 2021 and the six months ended December 31, 2021 due to the recognition of incremental revenue earned from contract liabilities assumed with the acquisition of Invoice2go, Inc.

(2) During the quarter ended March 31, 2021, we changed our method of calculating certain non-GAAP financial measures by removing the adjustments related to the capitalized service costs, capitalized internal-use software, capitalized sales commissions, and the associated amortization expenses. These changes are reflected in our non-GAAP financial measures for the quarter ended December 31, 2021. In addition, our non-GAAP financial measures for the quarter ended December 31, 2020 were adjusted to conform to the current period presentation. The tables below show the reconciliation of the non-GAAP financial measures as previously reported and as restated during the quarter ended December 31, 2020.

	Three months ended December 31, 2020			Six months ended December 31, 2020
	As reported	Adjustment	As restated	As reported	Adjustment	As restated
Reconciliation of gross profit:
GAAP gross profit	$40,072	$—	$40,072	$74,175	$—	$74,175
Add (less):
Stock-based compensation expense	642	—	642	1,243	—	1,243
Payroll taxes related to stock-based compensation expense	98	—	98	143	—	143
Depreciation expense	589	—	589	1,069	—	1,069
Amortization of capitalized service costs	154	(154)	—	285	(285)	—
Amortization of capitalized internal-use software costs	244	(244)	—	488	(488)	—
Non-GAAP gross profit	$41,799	$(398)	$41,401	$77,403	$(773)	$76,630
GAAP gross margin	74.1%		74.1%	74.0%		74.0%
Non-GAAP gross margin	77.3%	-0.7%	76.6%	77.2%	-0.8%	76.4%

	Three months ended December 31, 2020			Six months ended December 31, 2020
	As reported	Adjustment	As restated	As reported	Adjustment	As restated
Reconciliation of operating expenses:
GAAP research and development expenses	$20,486	$—	$20,486	$38,272	$—	$38,272
Add (less):			—			—
Stock-based compensation expense	(3,246)	—	(3,246)	(6,315)	—	(6,315)
Payroll taxes related to stock-based compensation expense	(303)	—	(303)	(574)	—	(574)
Depreciation expense	(40)	—	(40)	(99)	—	(99)
Capitalized service costs	346	(346)	—	661	(661)	—
Capitalized internal-use software costs	605	(605)	—	1,387	(1,387)	—
Non-GAAP research and development expenses	$17,848	$(951)	$16,897	$33,332	$(2,048)	$31,284

GAAP sales and marketing expenses	$14,174	$—	$14,174	$27,082	$—	$27,082
Add (less):			—			—
Stock-based compensation expense	(1,871)	—	(1,871)	(3,375)	—	(3,375)
Payroll taxes related to stock-based compensation expense	(171)	—	(171)	(303)	—	(303)
Depreciation expense	(23)	—	(23)	(59)	—	(59)
Capitalized sales commissions	1,336	(1,336)	—	2,803	(2,803)	—
Amortization of capitalized sales commissions	(853)	853	—	(1,617)	1,617	—
Non-GAAP sales and marketing expenses	$12,592	$(483)	$12,109	$24,531	$(1,186)	$23,345

GAAP general and administrative expenses	$19,583	$—	$19,583	$36,773	$—	$36,773
Less:			—			—
Stock-based compensation expense	(4,930)	—	(4,930)	(9,650)	—	(9,650)
Payroll taxes related to stock-based compensation expense	(533)	—	(533)	(1,038)	—	(1,038)
Depreciation expense	(103)	—	(103)	(209)	—	(209)
Non-GAAP general and administrative expenses	$14,017	$—	$14,017	$25,876	$—	$25,876

	Three months ended December 31, 2020			Six months ended December 31, 2020
	As reported	Adjustment	As restated	As reported	Adjustment	As restated
Reconciliation of loss from operations:
GAAP loss from operations	$(14,171)	$—	$(14,171)	$(27,952)	$—	$(27,952)
Add (less):
Stock-based compensation expense	10,689	—	10,689	20,583	—	20,583
Payroll taxes related to stock-based compensation expense	1,105	—	1,105	2,058	—	2,058
Depreciation expense	755	—	755	1,436	—	1,436
Amortization of capitalized service costs, net of amount capitalized	(192)	192	—	(376)	376	—
Amortization of capitalized internal-use software costs, net of amount capitalized	(361)	361	—	(899)	899	—
Capitalized sales commissions, net of associated amortization expense	(483)	483	—	(1,186)	1,186	—
Non-GAAP loss from operations	$(2,658)	$1,036	$(1,622)	$(6,336)	$2,461	$(3,875)

	Three months ended December 31, 2020			Six months ended December 31, 2020
	As reported	Adjustment	As restated	As reported	Adjustment	As restated
Reconciliation of net loss:
GAAP net loss	$(17,179)	$—	$(17,179)	$(30,130)	$—	$(30,130)
Add (less):
Stock-based compensation expense	10,689	—	10,689	20,583	—	20,583
Payroll taxes related to stock-based compensation expense	1,105	—	1,105	2,058	—	2,058
Depreciation expense	755	—	755	1,436	—	1,436
Amortization of capitalized service costs, net of amount capitalized	(192)	192	—	(376)	376	—
Amortization of capitalized internal-use software costs, net of amount capitalized	(361)	361	—	(899)	899	—
Capitalized sales commissions, net of associated amortization expense	(483)	483	—	(1,186)	1,186	—
Amortization of debt discount (accretion of debt premium) and issuance costs	3,905	—	3,905	3,905	—	3,905
Income tax effect associated with acquisition and non-GAAP adjustments	(333)	—	(333)	(333)	—	(333)
Non-GAAP net loss	$(2,094)	$1,036	$(1,058)	$(4,942)	$2,461	$(2,481)

	Three months ended December 31, 2020			Six months ended December 31, 2020
	As reported	Adjustment	As restated	As reported	Adjustment	As restated
Reconciliation of net loss per share attributable to common stockholders, basic and diluted
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.21)	$—	$(0.21)	$(0.37)	$—	$(0.37)
Add (less):
Stock-based compensation expense	0.13	—	0.13	0.25	—	0.25
Payroll taxes related to stock-based compensation expense	0.01	—	0.01	0.03	—	0.03
Depreciation expense	0.01	—	0.01	0.01	—	0.01
Amortization of capitalized service costs, net of amount capitalized	—	—	—	—	—	—
Amortization of capitalized internal-use software costs, net of amount capitalized	(0.01)	0.01	—	(0.02)	0.02	—
Capitalized sales commissions, net of associated amortization expense	(0.01)	0.01	—	(0.01)	0.01	—
Amortization of debt discount (accretion of debt premium) and issuance costs	0.05	—	0.05	0.05	—	0.05
Income tax effect associated with acquisition and non-GAAP adjustments	—	—	—	—	—	—
Non-GAAP net loss	$(0.03)	$0.02	$(0.01)	$(0.06)	$0.03	$(0.03)

BILL.COM HOLDINGS, INC.

FREE CASH FLOW

(Unaudited, in thousands)

	Three months ended December 31,		Six months ended December 31,
	2021	2020	2021	2020
Net cash used in operating activities	$(12,930)	$(9,227)	$(34,064)	$(11,583)
Purchases of property and equipment	(1,063)	(7,742)	(2,467)	(13,636)
Capitalization of internal-use software costs	(2,081)	(346)	(5,023)	(660)
Free cash flow	$(16,074)	$(17,315)	$(41,554)	$(25,879)

BILL.COM HOLDINGS, INC.

REMAINING PERFORMANCE OBLIGATIONS

(Unaudited, in thousands)

	December 31,	June 30,
	2021	2021
Remaining performance obligations to be recognized as revenue:
Within 2 years	$91,448	$64,811
Thereafter	63,395	81,024
Total	$154,843	$145,835